                                   SCHEDULE B

                            FUND ACCOUNTING AGREEMENT
                              COMPENSATION SCHEDULE
                          EFFECTIVE AS OF MAY 19, 2005

                      DELAWARE INVESTMENTS FAMILY OF FUNDS

1.       FEE SCHEDULE
         Annual asset based fees will be charged at a flat rate of 4.0 basis points. These fees will be calculated and paid monthly by the Fund based on the average daily net assets of that Fund during the month. In addition, DSC shall be entitled to reimbursement of out-of-pocket expenses paid on behalf of the Fund.

2.       FACILITIES
         In the conduct of the business of the parties to this Agreement and in the performance of this Agreement, each party will bear its allocable portion of expenses common to each.

AGREED AND ACCEPTED:

DELAWARE SERVICE COMPANY, INC.                            DELAWARE GROUP ADVISER FUNDS
                                                          DELAWARE GROUP CASH RESERVE
                                                          DELAWARE GROUP EQUITY FUNDS I
                                                          DELAWARE GROUP EQUITY FUNDS II
                                                          DELAWARE GROUP EQUITY FUNDS III
                                                          DELAWARE GROUP EQUITY FUNDS IV
                                                          DELAWARE GROUP EQUITY FUNDS V
                                                          DELAWARE GROUP FOUNDATION FUNDS
                                                          DELAWARE GROUP GLOBAL AND
                                                             INTERNATIONAL FUNDS
                                                          DELAWARE GROUP GOVERNMENT FUND
                                                          DELAWARE GROUP INCOME FUNDS
                                                          DELAWARE GROUP LIMITED-TERM
                                                             GOVERNMENT FUNDS
                                                          DELAWARE GROUP STATE TAX-FREE INCOME
                                                             TRUST DELAWARE
                                                          GROUP TAX-FREE FUND
                                                          DELAWAREGROUP TAX-FREE MONEY FUND
                                                          DELAWARE INVESTMENTS MUNICIPAL TRUST
                                                          DELAWARE POOLED TRUST DELAWARE VIP TRUST
                                                          VOYAGEUR INSURED FUNDS
                                                          VOYAGEUR INTERMEDIATE TAX FREE FUNDS
                                                          VOYAGEUR INVESTMENT TRUST
                                                          VOYAGEUR MUTUAL FUNDS I
                                                          VOYAGEUR MUTUAL FUNDS II
                                                          VOYAGEUR MUTUAL FUNDS III
                                                          VOYAGEUR TAX-FREE FUNDS,
                                                          for its series set forth in Schedule A to this Agreement


By:      Michael P. Bishof                                By:      Jude T. Driscoll
         ------------------------------------------                ------------------------------------------
Name:    Michael P. Bishof                                Name:    Jude T. Driscoll
Title:   Senior Vice President/Investment Accounting      Title:   Chairman/President/Chief Executive Officer



                                       1